Exhibit 99.1

ClearOne Reports Second Quarter 2019 Financial Results

●	Q2 Video revenue up year-over-year by 16%
●	Q2 Overall revenue down year-over-year by 8% — continued to be impacted by infringement of ClearOne’s strategic patents
●	Non-GAAP Operating expenses declined by 22% year-over-year

SALT LAKE CITY, Aug. 14, 2019 (GLOBE NEWSWIRE) -- ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and six month ended June 30, 2019.

“The recent decision by the U.S. District Court in the Northern District of Illinois granting our request for a preliminary injunction to prevent Shure from manufacturing, marketing, and selling its competing ceiling microphone array in an infringing configuration is an incredibly valuable ruling for ClearOne and its business. It validates the strength and importance of ClearOne’s intellectual property rights, recognizes ClearOne’s innovations in this space, and stops Shure from further infringing ClearOne’s Graham patent (U.S. Patent No.9,813,806) pending a full trial. We believe this ruling will help pave way for ClearOne’s recovery from the immense harm inflicted by Shure’s infringement of our valuable patents,” said Zee Hakimoglu, CEO and Chair of ClearOne.

“ClearOne’s beamforming microphone array ceiling tile incorporating the innovative technology of the Graham Patent, the BMA CT, debuted in March this year and won multiple awards at Infocomm, the AV industry’s biggest annual show in North America, held in June. Continued growth in revenue from video products, critical acclaims received by BMA CT and the recent legal victory validate our strategy of unwavering focus on technological innovation, cost management and vigorous enforcement of our intellectual property rights.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Q2 2019 revenue was $6.4 million, compared to $7.0 million in Q2 2018 and $6.3 million in Q1 2019. The year-over-year decrease reflects an impact of the on-going harm of infringement of ClearOne’s patents on its audio conferencing products and microphones. The patent infringement has also negatively impacted directly the revenue from ClearOne’s other products. We believe the sequential increase is due to the seasonality of second quarter being traditionally a better quarter for AV buying when compared to the first quarter.

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GAAP gross profit in Q2 2019 was $2.9 million compared to $3.3 million in Q2 2018 and $2.7 million in Q1 2019. GAAP gross profit margin was 46% in Q2 2019, compared to 47% in Q2 2018 and 43% in Q1 2019.

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Operating expenses in Q2 2019 were $5.0 million, compared to $6.2 million in Q2 2018 and $5.1 million in Q1 2019. Non-GAAP operating expenses in Q2 2019 were $4.7 million, compared to $5.8 million in Q2 2018 and $4.7 million in Q1 2019. The majority of the decrease in Q2 2019 operating expenses over Q2 2018 is attributable to decreases in employee related costs including benefits, allocations of overhead expenses, advertising costs and R&D project related costs, partially offset by increase in marketing expenses related to tradeshows.

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GAAP net loss in Q2 2019 was $2.1 million, or $0.13 per share, compared to net loss of $2.2 million, or $0.26 per share, in Q2 2018 and net loss of $2.3 million, or $0.14 per share, in Q1 2019. Net loss in Q2 2019 was largely caused by operating losses on account of reduction in revenue and associated gross profit. Net loss in Q2 2019 was lower than net loss in Q2 2018 largely due to reduced operating expenses offset by reduced gross profit and tax benefit. Non-GAAP net loss was $1.7 million, or $0.10 per share, in Q2 2019, compared to non-GAAP net loss of $1.8 million in Q2 2019 and non-GAAP net loss of $1.9 million, or $0.11 per share, in Q1 2019.

Financial Summary

($ in 000, except per share)	Three months ended June 30,			Six months ended June 30,
	2019	2018	Change	2019	2018	Change
GAAP
Revenue	$6,420	$6,971	-8%	$12,725	$14,260	-11%
Gross Profit	2,939	3,250	-10%	5,643	7,349	-23%
Operating loss	(2,104)	(2,972)	-29%	(4,495)	(5,414)	-17%
Net loss	(2,098)	(2,163)	-3%	(4,447)	(4,009)	11%
Diluted loss per share	(0.13)	(0.26)	-50%	(0.27)	(0.48)	-44%
Non-GAAP
Non-GAAP gross profit	$2,941	$3,254	-10%	$5,647	$7,358	-23%
Non-GAAP operating loss	(1,713)	(2,558)	-33%	(3,666)	(4,515)	-19%
Non-GAAP net loss	(1,707)	(1,837)	-7%	(3,618)	(3,303)	10%
Non-GAAP Adjusted EBITDA	(1,536)	(2,384)	-36%	(3,315)	(4,185)	-21%
Non-GAAP loss per share (diluted)	(0.10)	(0.22)	-55%	(0.22)	(0.40)	-45%

Balance Sheet Highlights

At June 30, 2019, cash, cash equivalents and investments were $12.3 million, as compared with $15.9 million at December 31, 2018. The Company continued to have no debt.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2018 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

Contact:
Investor Relations
801-975-7200
investor_relations@clearone.com
http://investors.clearone.com

CLEARONE, INC
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	June 30. 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,352	$11,211
Marketable securities	3,092	951
Receivables, net of allowance for doubtful accounts of $671 and $631, respectively	6,491	6,782
Inventories, net	12,258	13,228
Prepaid expenses and other assets	1,202	2,193
Total current assets	25,395	34,365
Long-term marketable securities	6,854	3,764
Long-term inventories, net	7,715	8,953
Property and equipment, net	1,196	1,388
Operating lease - right of use assets, net	2,684	—
Intangibles, net	11,871	10,249
Other assets	192	196
Total assets	$55,907	$58,915
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,979	$3,729
Accrued liabilities	2,813	1,996
Deferred product revenue	239	283
Total current liabilities	5,031	6,008
Deferred rent	—	135
Operating lease liability	2,269	—
Other long-term liabilities	571	571
Total liabilities	7,871	6,714

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 16,646,323 and 16,630,597 shares issued and outstanding	17	17
Additional paid-in capital	57,985	57,840
Accumulated other comprehensive loss	(44)	(181)
Accumulated deficit	(9,922)	(5,475)
Total shareholders' equity	48,036	52,201
Total liabilities and shareholders' equity	$55,907	$58,915

CLEARONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue	$6,420	$6,971	$12,725	$14,260
Cost of goods sold	3,481	3,721	7,082	6,911
Gross profit	2,939	3,250	5,643	7,349

Operating expenses:
Sales and marketing	2,261	2,760	4,214	5,628
Research and product development	1,307	1,920	2,894	3,976
General and administrative	1,475	1,542	3,030	3,159
Total operating expenses	5,043	6,222	10,138	12,763
Operating loss	(2,104)	(2,972)	(4,495)	(5,414)
Other income, net	51	49	93	73
Loss before income taxes	(2,053)	(2,923)	(4,402)	(5,341)
Provision for (benefit from) income taxes	45	(760)	45	(1,332)
Net loss	$(2,098)	$(2,163)	$(4,447)	$(4,009)

Basic weighted average shares outstanding	16,630,770	8,301,094	16,630,684	8,304,093
Diluted weighted average shares outstanding	16,630,770	8,301,094	16,630,684	8,304,093

Basic loss per share	$(0.13)	$(0.26)	$(0.27)	$(0.48)
Diluted loss per share	$(0.13)	$(0.26)	$(0.27)	$(0.48)

Comprehensive loss:
Net loss	$(2,098)	$(2,163)	$(4,447)	$(4,009)
Unrealized gain (loss) on available-for-sale securities, net of tax	84	(1)	154	(71)
Change in foreign currency translation adjustment	9	(60)	(17)	(38)
Comprehensive loss	$(2,005)	$(2,224)	$(4,310)	$(4,118)

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
GAAP gross profit	$2,939	$3,250	$5,643	$7,349
Stock-based compensation	2	4	4	9
Non-GAAP gross profit	$2,941	$3,254	$5,647	$7,358

GAAP operating loss	$(2,104)	$(2,972)	$(4,495)	$(5,414)
Stock-based compensation	55	130	129	267
Amortization of intangibles	336	265	700	513
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	—	19	—	119
Non-GAAP operating loss	$(1,713)	$(2,558)	$(3,666)	$(4,515)

GAAP net loss	$(2,098)	$(2,163)	$(4,447)	$(4,009)
Stock-based compensation	55	130	129	267
Amortization of intangibles	336	265	700	513
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	—	19	—	119
Tax effect of non-GAAP adjustments	—	(88)	—	(193)
Non-GAAP net loss	$(1,707)	$(1,837)	$(3,618)	$(3,303)

GAAP net loss	$(2,098)	$(2,163)	$(4,447)	$(4,009)
Number of shares used in computing GAAP loss per share (diluted)	16,630,770	8,301,094	16,630,684	8,304,093
GAAP loss per share (diluted)	$(0.13)	$(0.26)	$(0.27)	$(0.48)
Non-GAAP net loss	$(1,707)	$(1,837)	$(3,618)	$(3,303)
Number of shares used in computing Non-GAAP loss per share (diluted)	16,630,770	8,301,094	16,630,684	8,304,093
Non-GAAP loss per share (diluted)	$(0.10)	$(0.22)	$(0.22)	$(0.40)

GAAP net loss	$(2,098)	$(2,163)	$(4,447)	$(4,009)
Stock-based compensation	55	130	129	267
Depreciation	126	125	258	257
Amortization of intangibles	336	265	700	513
Legal expenses, acquisition expenses, restructuring expenses, etc. not related to regular operations	—	19	—	119
Provision for (benefit from) income taxes	45	(760)	45	(1,332)
Non-GAAP Adjusted EBITDA	$(1,536)	$(2,384)	$(3,315)	$(4,185)